Nanophase Technologies Corporation S-1

Exhibit 107.1

Calculation of Filing Fees Table

Form S-1

(Form Type)

Nanophase Technologies Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule or Carry Forward Rule	Amount Registered(3)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(4)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Other(1)	Subscription Rights to purchase Common Stock, $0.01 par value per share(2)	457(o)	–	–	–	–	–	–	–	–	–
	Equity(1)	Common Stock, $0.01 par value per share	457(o)	5,000,000	$0.40	$2,000,000	0.00014760	$295.20	–	–	–	–
Fees Previously Paid	–	–	–	–	–	–	–	–	–	–	–	–
Carry Forward Securities
Carry Forward Securities	–	–	–	–	–	–	–	–	–	–	–	–
	Total Offering Amounts					$2,000,000		$295.20
	Total Fees Previously Paid							–
	Total Fee Offsets							–
	Net Fee Due							$295.20

1.	This registration statement relates to (a) non-transferable subscription rights (the “Subscription Rights”) to purchase shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”) and (b) shares of Common Stock issuable upon the exercise of the Subscription Rights.

2.	No separate registration fee is payable with respect to the Subscription Rights being offered hereby since the Subscription Rights are being registered in the same registration statement as the Common Stock underlying the subscription rights.

3.	The securities registered hereunder include an indeterminate number of shares of common stock which shall have an aggregate initial offering price not to exceed $2,000,000. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

4.	Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the Registrant pursuant to this registration statement from the assumed exercise of all subscription rights will not exceed $2,000,000.